FOR IMMEDIATE RELEASE

MERRIMAN HOLDINGS, INC. ANNOUNCES FINANCIAL RESULTS
FOR THE SECOND QUARTER ENDED JUNE 30, 2011

SAN FRANCISCO – August 15, 2011 – Merriman Holdings, Inc. (NASDAQ: MERR) today released earnings for the second quarter 2011.

Second Quarter Financial Results1

o	Second quarter revenue was $5.4 million compared to $6.2 million in second quarter 2010.
•	Investment banking revenue was $2.9 million, an 89% increase from second quarter 2010;
•	Commission revenue was $3.1 million, a 26% decrease from second quarter 2010; and
•
Principal transaction revenue resulted in a loss of $711,000, of which $750,000 was due to net unrealized losses on our warrant portfolio and $39,000 was attributable to net gains from our trading and proprietary operations.  This compared to a net gain of $383,000 for the same period in 2010, which was comprised of a net loss of $136,000 from our investment portfolio and a net gain of $519,000 from our trading and proprietary operations.

o	Net loss from continuing operations was $3.0 million, or $1.23 per share, compared to a net loss from continuing operations of $2.4 million, or $1.28 per share, in second quarter 2010.

“Despite the increased market volatility and the resulting headwinds for the investment banking industry, we remain focused in our efforts to properly allocate our resources,” said Jon Merriman, chief executive officer of Merriman Holdings, Inc.  “While acknowledging that some of our subpar performance in the second quarter can be attributed to the difficult business environment, we are aggressively addressing our cost structure and taking measures to enhance our ability to deliver the highest impact mix of products and services to existing and new clients.”

 Merriman added: “Our near term mission is to move the ratio of producers to non-producers to 3 to 1 from 2 to 1, which will have a significant positive impact on our effort to attain consistent profitability. Our continued commitment to our research and capital market capabilities is evident by the recent addition of four senior equity research analysts. We are squarely focused on writing high quality business that benefits both our corporate and institutional clients.”

1 Revenue and net income/loss related to Institutional Cash Distributors (ICD) have been reclassified as discontinued operations for the three months ended June 30, 2010. As of June 30, 2011, there were no assets or liabilities held for sale by the company that related to ICD that were included in the company’s consolidated statements of financial condition.

Conference Call for the Second Quarter 2011 Results

Following this announcement, Merriman’s management will host a teleconference call beginning at 1:30 PM (PT) / 4:30 PM (ET) today, Monday, August 15, 2011, to discuss the results and related matters.  Interested listeners and participants may access the live teleconference call by dialing (877) 941-2333 or may access the live webcast at www.merrimanco.com.

About Merriman Holdings, Inc.

Merriman Holdings, Inc. (NASDAQ: MERR) is a financial services firm focused on fast-growing companies and the institutions that invest in them.  The company offers high-quality investment banking, equity research, institutional services and corporate & venture services, and specializes in these growth industry sectors: Technology, Telecom, Consumer, Media & Internet and CleanTech Infrastructure.  For more information, please go to www.merrimanco.com. Merriman Capital is a member of FINRA and SIPC.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 28, 2011. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 28, 2011, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

# # #

At the Company:
Jack Thrift
Chief Financial Officer
Merriman Holdings, Inc.
(415) 248-5640

MERRIMAN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2011	2010	2011	2010

Revenues:
Commissions	$3,055,582	$4,136,074	$6,987,365	$7,442,727
Principal transactions	(710,929)	382,942	492,983	176,161
Investment banking	2,870,897	1,515,637	7,150,633	7,562,310
Other	185,182	124,968	295,840	364,341
Total revenues	5,400,732	6,159,621	14,926,821	15,545,539
Operating expenses:
Compensation and benefits	5,701,883	5,042,126	11,922,903	10,598,377
Brokerage and clearing fees	333,197	333,081	760,946	770,171
Professional services	410,084	476,012	921,103	738,561
Occupancy and equipment	469,647	497,237	923,720	971,840
Communications and technology	529,419	544,403	1,008,469	1,086,476
Depreciation and amortization	30,007	100,363	96,405	202,854
Travel and entertainment	235,123	353,061	546,617	651,569
Legal services and litigation settlement expense	276,734	691,480	445,360	1,012,592
Cost of underwriting capital	-	230,000	97,625	960,576
Other	350,586	385,423	638,336	713,349
Total operating expenses	8,336,680	8,653,186	17,361,484	17,706,365
Operating loss	(2,935,948)	(2,493,565)	(2,434,663)	(2,160,826)

Other income	11,601	29,319	11,601	29,319
Interest expense, net	(156,091)	(14,644)	(156,412)	(26,229)
Loss from continuing operations before income taxes	(3,080,438)	(2,478,890)	(2,579,474)	(2,157,736)
Income tax benefit (expense)	54,854	(13,723)	(3,344)	(29,017)
Loss from continuing operations	(3,025,584)	(2,492,613)	(2,582,818)	(2,186,753)
Income from discontinued operations	-	60,617	-	95,104
Net loss	$(3,025,584)	$(2,431,996)	$(2,582,818)	$(2,091,649)
Preferred stock cash dividend	(137,708)	(147,900)	(277,779)	(299,700)
Net loss attributable to common shareholders	$(3,163,292)	$(2,579,896)	$(2,860,597)	$(2,391,349)
Basic and diluted net income (loss) per share:
Loss from continuing operations	$(1.23)	$(1.28)	$(1.07)	$(1.16)
Income from discontinued operations	-	0.03	-	0.05
Net loss	$(1.23)	$(1.25)	$(1.07)	$(1.11)
Net loss attributable to common shareholders	$(1.28)	$(1.32)	$(1.19)	$(1.27)
Weighted average number of common shares:
Basic and diluted	2,461,825	1,947,315	2,406,677	1,885,355

MERRIMAN HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

ASSETS	June 30,	December 31,
	2011	2010

Cash and cash equivalents	$5,246,536	$4,898,093
Securities owned:
Marketable, at fair value	2,540,347	2,401,722
Not readily marketable, at estimated fair value	1,465,832	2,741,452
Restricted cash	965,000	965,000
Due from clearing broker	86,753	34,072
Accounts receivable, net	719,102	1,574,644
Prepaid expenses and other assets	475,045	313,537
Equipment and fixtures, net	83,217	136,706

Total assets	$11,581,832	$13,065,226

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$281,870	$361,237
Commissions and bonus payable	1,909,311	3,240,021
Accrued expenses and other	2,138,828	2,953,747
Securities sold, not yet purchased	122,350	-
Deferred revenue	448,147	175,712
Notes payable	1,590,631	259,532
Notes payable to related parties	2,259,893	1,139,305

Total liabilities	8,751,030	8,129,554

Stockholders’ equity:
Convertible preferred stock, Series A–$0.0001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and 0 shares outstanding as of
June 30, 2011 and December 31, 2010; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series B–$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of
June 30, 2011 and December 31, 2010; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series C–$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of
June 30, 2011 and December 31, 2010; aggregate liquidation
preference of $0	-	-
Convertible preferred stock, Series D–$0.0001 par value; 24,000,000 shares authorized, 23,720,916 and 23,720,916 shares issued
and 21,016,693 and 22,058,128 shares outstanding as of
June 30, 2011 and December 31, 2010, respectively;
aggregate liquidation preference of $9,037,178 prior to conversion,
and pari passu with common stock on conversion	2,102	2,206
Common stock, $0.0001 par value; 300,000,000 shares authorized;
2,588,963 and 2,384,499 shares issued and 2,559,527 and
2,355,063 shares outstanding as of June 30, 2011 and
December 31, 2010, respectively	260	239
Common stock payable	158,687	461,675
Additional paid-in capital	135,632,025	134,851,006
Treasury stock	(225,613)	(225,613)
Accumulated deficit	(132,736,659)	(130,153,841)

Total stockholders’ equity	2,830,802	4,935,672

Total liabilities and stockholders’ equity	$11,581,832	$13,065,226